UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

Parsons Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-07782	95-3232481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14291 Park Meadow Drive, Suite 100
Chantilly, Virginia		20151
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 988-8500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	PSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of stockholders on 14 April 2026, the stockholders of Parsons Corporation (the “Company”) voted on the following three proposals, each of which is described in detail in the Proxy Statement filed with the Securities and Exchange Commission on 2 March 2026:

Proposal No. 1: To elect four members to the Board of Directors to serve a three-year term expiring at the 2029 Annual Meeting of Stockholders:

Nominee	For	Withheld	Broker Non-Votes
Carey A. Smith	88,140,620	5,144,706	5,154,415
Letitia A. Long	77,686,970	15,598,356	5,154,415
Harry T. McMahon	91,053,648	2,231,678	5,154,415
Robert H. Smith	92,531,614	753,712	5,154,415

Each of the nominees nominated in Proposal No. 1 was elected.

Proposal No. 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:

For	Against	Abstain	Broker Non-Votes
95,357,461	2,886,281	195,999	-

Proposal No. 2 was approved.

Proposal No. 3: To approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section of the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
89,522,490	3,402,595	360,241	5,154,415

Proposal No. 3 was approved on an advisory basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parsons Corporation

Date:	15 April 2026	By:	/s/ John T. Martinez
John T. Martinez Chief Legal Officer and Corporate Secretary